Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Monarch Casino & Resort, Inc. on Form S-3 of our report dated June 3, 2002, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Recent Event" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP

Reno, Nevada
June 3, 2002